Exhibit 5.2

July 31, 2013

JinkoSolar Holding Co., Ltd.

1 Jingke Road

Shangrao Economic Development Zone

Jiangxi Province, 334100

People's Republic of China

JinkoSolar Holding Co., Ltd.

Registration Statement on Form F-3

Ladies and Gentlemen:

We have acted as United States counsel to JinkoSolar Holding Co., Ltd. (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form F-3 (the “Registration Statement”) with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) ordinary shares, par value U.S.$0.00002 per share, of the Company (the “Ordinary Shares”); (ii) preferred shares of the Company (the “Preferred Shares” and, together with the Ordinary Shares, the “Equity Securities”); (iii) debt securities (the “Debt Securities”); and (iv) warrants to purchase Equity Securities and/or Debt Securities (the “Warrants”). The Equity Securities, the Debt Securities and the Warrants are hereinafter referred to, collectively, as the “Securities.” The offering of the Securities will be as set forth in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus (each supplement, a “Prospectus Supplement”).

The Debt Securities will be issued pursuant to an Indenture (the “Indenture”) between the Company and a trustee (the “Trustee”), the form of which is filed as an exhibit to the Registration Statement, as supplemented and amended from time to time. The Warrants will be issued under one or more warrant agreements (each, a “Warrant Agreement”) to be entered into between the Company and the warrant agent party thereto (the “Warrant Agent”), which will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or as an exhibit to a report to be filed under the Securities Act of 1934, as amended, and incorporated by reference into the Registration Statement. The Indenture and Warrant Agreement are hereinafter referred to as the “Securities Documents.”

In that connection, we have reviewed the following:

(a)	The Registration Statement.
(b)	The Prospectus.
(c)	The Form of Indenture.

(d)	Originals or copies of such other corporate records of the Company, certificates of public officials and of officers of the Company and agreements and other documents as we have deemed necessary as a basis for the opinions expressed below.

In our review of the documents, we have assumed:

(a)	The genuineness of all signatures.
(b)	The legal capacity of natural persons.
(c)	The authenticity of the originals of the documents submitted to us.
(d)	The conformity to authentic originals of any documents submitted to us as copies and the authenticity of the originals of such latter documents.
(e)	As to matters of fact, the truthfulness of the representations made in the certificates of public officials and officers of the Company.
(f)	That each of the Securities Documents will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms, and that each Securities Document will be governed by and construed in accordance with the law of the State of New York.
(g)	That:

(i)	the Company is an entity duly organized and validly existing under the laws of the Cayman Islands.
(ii)	the Company has the power and authority (corporate or otherwise) to execute, deliver and perform, and has duly authorized and will duly execute and deliver the Securities Documents to which it is or will be a party.
(iii)	The execution, delivery and performance by each of the Company of the Securities Documents to which it is or will be a party have been duly authorized by all necessary action (corporate or otherwise) and do not and will not:

(A)	contravene its Third Amended and Restated Memorandum and Articles of Association and other organizational documents;
(B)	except with respect to Generally Applicable Law, violate any law, rule or regulation applicable to it; or
(C)	result in any conflict with, or breach of, any agreement or document binding on it.

(iv)	No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery or performance by the Company of any Securities Document to which it is or will be a party or, if any such authorization, approval, consent, action, notice or filing is required, it has been duly obtained, taken, given or made and is in full force and effect.

(h)	At the time of any offering or sale, the Securities and the Securities Documents relating thereto will have been specifically authorized for issuance and execution and delivery by the Company, by the Board of Directors of the Company, an authorized committee thereof or duly authorized officers of the Company.

(i)	Any Securities issuable upon conversion, exchange or exercise of any Security being offered will, at the time of such offering or sale, have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

(j)	Any Equity Securities, including Equity Securities issuable upon conversion, exchange or exercise of any Security being offered, will, when so issued, have been duly authorized, executed and delivered, against receipt of the consideration approved by the Board of Directors of the Company, an authorized committee thereof or duly authorized officers of the Company which will be no less than the par value thereof.
(k)	With respect to the issuance and sale of any Debt Securities, (i) the Indenture will have been duly executed and delivered by the Company and the Trustee, and (ii) the Debt Securities, when issued, will be executed, authenticated, issued and delivered (a) against receipt of the consideration therefor approved by the Board of Directors of the Company, an authorized committee thereof or duly authorized officers of the Company, and (b) as provided in the Indenture.
(l)	With respect to the issuance and sale of any Warrants, we have assumed that (i) the related Warrant Agreement will have been duly executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants, when issued, will be executed, countersigned by the Warrant Agent, issued and delivered (a) against receipt of the consideration therefor approved by the Board of Directors of the Company, an authorized committee thereof or duly authorized officers of the Company and (b) as provided in such Warrant Agreement.

“Generally Applicable Law” means the federal law of the United States of America, and the law of the State of New York (including the rules and regulations promulgated thereunder or pursuant thereto) that a New York lawyer exercising customary professional diligence would reasonably be expected to recognize as being applicable to the Company, the Securities Documents or the transactions governed by the Securities Documents. Without limiting the generality of the foregoing definition of Generally Applicable Law, the term “Generally Applicable Law” does not include any law, rule or regulation that is applicable to the Company, the Securities Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Securities Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

Based upon the foregoing and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	Any Debt Securities, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.
2.	Any Warrants, when issued, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the following qualifications:

a.	Our opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers).
b.	Our opinions are also subject to the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Further, with respect to Debt Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

c.	Our opinions are limited to Generally Applicable Law and we do not express any opinion herein concerning any other law.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” in the Prospectus. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

SZ/CC/SW

MDB